                                                                    Exhibit 99.4

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                    LETTER TO
                      DEPOSITORY TRUST COMPANY PARTICIPANTS

                           EXCHANGE OF ALL OUTSTANDING
                              4.625% NOTES DUE 2010
                                       FOR
                              4.625% NOTES DUE 2010

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
         ON ____________, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE")

OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Depository Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by DEVELOPERS DIVERSIFIED REALTY CORPORATION, to exchange its 4.625% Notes due 2010 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for like principal amount of its issued and outstanding 4.625% Notes due 2010 (the "Old Notes"), upon the terms and subject to the conditions set forth in Developers Diversified Realty Corporation's prospectus, dated September __, 2003, and the related letter of transmittal (which together constitute the "Exchange Offer").

         Enclosed are copies of the following documents:

         1.       Prospectus, September __, 2003;

         2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

         3.       Notice of Guaranteed Delivery; and

         4. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         Pursuant to the letter of transmittal, each holder of Old Notes will represent to Developers Diversified Realty Corporation that:

         (i) any New Notes that the holder will acquire in exchange for Old Notes will be acquired in the ordinary course of business of the holder,

         (ii) the holder has not engaged in, does not intend to engage in, and has no arrangement with any person to engage in, a distribution of any New Notes issued to the holder, and

         (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Developers Diversified Realty Corporation.

         If the holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it will represent that the Old Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes, the broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

         Developers Diversified Realty Corporation will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. Developers Diversified Realty Corporation will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.

                                              Very truly yours,

                                              NATIONAL CITY BANK

                                     Page 2